SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  6/30/2008
FILE NUMBER 811-1540
SERIES NO.: 32

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                          $ 8,197
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                          $ 1,819
       Class C                                          $ 1,131
       Class R                                            $ 105
       Investor Class                                   $ 2,685
       Institutional Class                                  $ 6

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                           0.1695
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                           0.1223
       Class C                                           0.1224
       Class R                                           0.1537
       Investor Class                                    0.1695
       Institutional Class                               0.1963

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                           48,342
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                           13,645
       Class C                                            9,092
       Class R                                              701
       Investor Class                                    15,696
       Institutional Class                                   39

74V. 1  Net asset value per share (to nearest cent)
       Class A                                           $11.52
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                           $11.49
       Class C                                           $11.50
       Class R                                           $11.51
       Investor Class                                    $11.52
       Institutional Class                               $11.51